Exhibit 10.3

CERTIFICATE OF DESIGNATION

OF

SERIES CEO LTIP UNITS
OF

SIMON PROPERTY GROUP, L.P.

WHEREAS, Simon Property Group, L.P. (the “Partnership”), is authorized to issue LTIP Units to executives of Simon Property Group, Inc., the General Partner of the Partnership (the “General Partner”), pursuant to Section 9.3(a) of the Eighth Amended and Restated Limited Partnership Agreement of the Partnership (the “Partnership Agreement”).

WHEREAS, the General Partner has determined that it is in the best interests of the Partnership to designate a series of LTIP units that are subject to the provisions of this Designation and the related Award Agreement (as defined below); and

WHEREAS, Sections 7.3 and 9.3(c) of the Partnership Agreement authorize the General Partner, without the approval of the Limited Partners, to set forth in an LTIP Unit Designation (as defined in the Partnership Agreement) the performance conditions and economic rights including distribution and conversion rights of each class or series of LTIP Units.

NOW, THEREFORE, the General Partner hereby designates the powers, preferences, economic rights and performance conditions of the Series CEO LTIP Units.

ARTICLE I
Definitions

1.1           Definitions Applicable to LTIP Units.  Except as otherwise expressly provided herein, each capitalized term shall have the meaning ascribed to it in the Partnership Agreement.  In addition, as used herein:

“Adjustment Events” has the meaning provided in Section 2.2 hereof.

“Award Agreement” means the form of Award Agreement approved by the Compensation Committee of the Board of Directors of the General Partner and entered into with the holder of the number of Unvested LTIP Units specified therein.

“Award Date” means July 6, 2011.

“Conversion Date” has the meaning provided in Section 4.3 hereof.

“Conversion Notice” has the meaning provided in Section 4.3 hereof.

“Economic Capital Account Balance” means, with respect to the holder of LTIP Units, (i) his Capital Account balance, plus the amount of his share of any Partner Minimum

Gain or Partnership Minimum Gain, in either case to the extent attributable to the ownership of LTIP Units, divided by (ii) the number of LTIP Units.

“Full Conversion Date” means the date on which the Economic Capital Account Balance of the holder of the LTIP Units first equals or exceeds the Target Balance.

“Liquidating Gain” means one hundred percent (100%) of the Profits of the Partnership realized from a transaction or series of transactions that constitute a sale of substantially all of the assets of the Partnership and one hundred percent (100%) of the Profits realized from a restatement of the Partnership’s Capital Accounts in accordance with Treas. Reg. §1.704-1(b)(2)(iv)(f).

“LTIP Units” means the Series CEO LTIP Units created by this Designation.

“Other LTIP Units” means “LTIP Units” (as defined in the Partnership Agreement) other than the Series CEO LTIP Units designated hereby.

“Partnership Unit Economic Balance” shall mean (i) the Capital Account balance of the General Partner plus the amount of the General Partner’s share of any Partner Minimum Gain or Partnership Minimum Gain, in each case to the extent attributable to the General Partner’s Partnership Units divided by (ii) the number of the General Partner’s Partnership Units.

“Partnership Units” or “Units” has the meaning set forth in the Partnership Agreement.

“Special Distributions” means distributions designated as a capital gain dividend within the meaning of Section 875(b)(3)(C) of the Code and any other distribution that the General Partner determines is not made in the ordinary course.

“Target Balance” means (i) $120.23, which is equal to the Partnership Unit Economic Balance as of the Award Date as determined after Capital Accounts have been adjusted in accordance with Treas. Reg. §1.704-1(b)(2)(iv)(f), reduced by (ii) the amount of Special Distributions per Partnership Unit attributable to the sale of assets subsequent to the Award Date, to the extent that such Special Distributions are not made with respect to the LTIP Units.

“Unvested LTIP Units” means the number of LTIP Units issued on the Award Date that have not become the Vested LTIP Unit.

“Vested LTIP Units” means Unvested LTIP Units that have satisfied the vesting requirements of the Award Agreement.

1.2           Definitions Applicable to Other LTIP Units.  In determining the rights of the holder of the LTIP Units vis-à-vis the holders of Other LTIP Units, the foregoing definitions shall apply to the Other LTIP Units except as expressly provided otherwise in a Certificate of Designation applicable to such Other LTIP Units.

ARTICLE II
Economic Terms and Voting Rights

2.1           Designation and Issuance.  The General Partner hereby designates a series of LTIP Units entitled the Series CEO LTIP Units.  The number of Series CEO LTIP Units that may be issued pursuant to this Designation is one million (1,000,000), which number may be divided into two or more tranches having different terms regarding vesting and other issues. The Unvested LTIP Units shall be treated as having been issued on the Award Date, and the holder of Unvested LTIP Units shall be deemed admitted as a Limited Partner of the Partnership on the Award Date.

2.2           Unit Equivalence.  Except as otherwise provided in this Designation, the Partnership shall maintain, at all times, a one-to-one correspondence between the LTIP Units and Partnership Units, for conversion, distribution and other purposes, including without limitation complying with the following procedures.  If an Adjustment Event (as defined below) occurs, then the General Partner shall make a corresponding adjustment to the LTIP Units to maintain a one-to-one conversion and economic equivalence ratio between the LTIP Units and the Partnership Units.  The following shall be “Adjustment Events”:  (A) the Partnership makes a distribution of Partnership Units or other equity interests in the Partnership to the extent that the holder of the LTIP Units did not participate in such distribution, (B) the Partnership subdivides the outstanding Partnership Units into a greater number of units or combines the outstanding Partnership Units into a small number of units, or (C) the Partnership issues any Partnership Units or other equity interests in the Partnership in exchange for its outstanding Partnership Units by way of a reclassification or recapitalization of its Partnership Units.  If more than one Adjustment Event occurs, the adjustment to the LTIP Units need be made only once using a single formula that takes into account each and every Adjustment Event as if all Adjustment Events occurred simultaneously.  For the avoidance of doubt, the following shall not be Adjustment Events:  (x) the issuance of Partnership Units from the Partnership’s sale of securities or in a financing, reorganization, acquisition or other business transaction, (y) the issuance of Partnership Units or Other LTIP Units pursuant to any employee benefit or compensation plan or distribution reinvestment plan, or (z) the issuance of any Partnership Units to the General Partner in respect of a capital contribution to the Partnership of proceeds from the sale of securities by the General Partner.  If the Partnership takes an action affecting the Partnership Units or the LTIP Units other than actions specifically described above as constituting Adjustment Events and, in the opinion of the General Partner, such action would require an adjustment to the LTIP Units to maintain the one-to-one correspondence described above, the General Partner shall have the right to make such adjustment to the LTIP Units, to the extent permitted by law, in such manner and at such time as the General Partner, in its sole discretion, may determine to be appropriate under the circumstances.  If an adjustment is made to the LTIP Units as hereby provided, the Partnership shall promptly file in the books and records of the Partnership a certificate setting forth such adjustment and a brief statement of facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error.  Promptly after filing such certificate, the Partnership shall mail a notice to the holder of the LTIP Units setting forth the adjustment and the effective date of such adjustment.

2.3           Distributions of Net Operating Cash Flow.  The LTIP Units shall be treated as Partnership Units for purposes of Sections 6.2(a) and (b)(iii) of the Partnership Agreement; provided, however, that LTIP Units shall not be entitled to any Special Distributions except as provided in Section 2.4.  Distributions with respect to an LTIP Unit issued during a fiscal quarter shall be prorated as provided in Section 6.2(c)(ii) of the Partnership Agreement.

2.4           Special Distributions.  Until the Economic Capital Account Balance of the LTIP Units is equal to the Target Balance, the LTIP Units shall be entitled to Special Distributions attributable to the sale of an asset of the Partnership only to the extent the Partnership determines that such asset has appreciated in value subsequent to the Award Date.

2.5           Liquidating Distributions.  In the event of the dissolution, liquidation and winding up of the Partnership, distributions on the LTIP Units shall be made in accordance with Section 8.2(d) of the Partnership Agreement.

2.6           Forfeiture.  Any Unvested LTIP Units that are forfeited pursuant to the terms of an Award Agreement shall immediately be null and void and shall cease to be outstanding or to have any rights except as otherwise provided in the Award Agreement.

2.7           Voting Rights.  Unvested LTIP Units shall not be entitled to vote on any matters submitted to the Limited Partners for their approval unless and until such units constitute Vested LTIP Units.  Vested LTIP Units will be entitled to be voted on an equal basis with the Partnership Units.

2.8           Other LTIP Units.  The Partnership shall not, without the prior written consent of the holder of the LTIP Units, hereafter designate any series of Other LTIP Units which has rights regarding liquidation, conversion, voting, or distributions that are materially superior to the comparable rights of the LTIP Units.

2.9           Amendment of Partnership Agreement.  No amendment shall be made to the Partnership Agreement without the prior written consent of the holder of the LTIP Units if such amendment would adversely and disproportionately affect the rights of the holder of the LTIP Units vis-à-vis the rights of the holders of Partnership Units.

ARTICLE III
Tax Provisions

3.1           Special Allocations of Profits.  Liquidating Gain shall be allocated as follows:  (a) first, to the holders of Preferred Units as provided in the Partnership Agreement, (b) second, if applicable, to the holders of Partnership Units as provided in by the Partnership Agreement until the Partnership Unit Economic Balance is equal to the Target Balance and (c) third, to (i) the holder of the LTIP Units until his Economic Capital Account Balance is equal to the Target Balance and (ii) the holders of Other LTIP Units until their economic capital account balances are equal to their target balances.  If an allocation of Liquidating Gain is not sufficient to achieve the objectives of the foregoing sentence in full, Liquidating Gain, after giving effect to clauses (a) and (b) in such sentence, shall be allocated first, to the holders of the Vested LTIP Units and vested Other LTIP Units and, second, to the holders of Unvested LTIP Units and non-vested Other LTIP Units, in each case, in proportion to the amounts necessary for such units to achieve the objectives of the foregoing sentence; provided, that the holders of Other LTIP Units shall not receive an allocation of Liquidating Gain that they are not entitled to receive under the applicable certificate of designation.  A certificate of designation for Other LTIP Units may provide for a different allocation among such Other LTIP Units, but such different allocation shall not affect the amount allocated to the LTIP Units vis-à-vis the Other LTIP Units.  Notwithstanding the foregoing, Liquidating Gain shall not be allocated to the holder of the LTIP Units to the extent such allocation would cause the LTIP Units to fail to qualify as a “profits interest” when granted.  Once the Economic Capital Account Balance has been increased to the Target Balance, no further allocations shall be made pursuant to this Section 3.1.  Thereafter, LTIP Units shall be treated as Partnership Units with respect to the allocation of Profits and Losses pursuant to Section 3.2.

If any Unvested LTIP Units to which gain has been previously allocated under this Section are forfeited, the Capital Account associated with the forfeited Unvested LTIP Units will be reallocated to the remaining LTIP Units at the time of forfeiture to the extent necessary to cause the Economic Capital Account Balance of such remaining LTIP Units to equal the Target Balance.  To the extent any gain is not reallocated in accordance with the foregoing sentence, such gain shall be forfeited.

3.2           Allocations with Respect to LTIP Units.  LTIP Units shall be treated as Partnership Units with respect to the allocation of Profits and Losses; provided, that Profits from the sale of assets shall be allocated to the holder of the LTIP Units as provided in Section 3.1 until his Economic Capital Account Balance has been increased to the Target Balance.

3.3           Safe Harbor Election.  To the extent provided for in Regulations, revenue rulings, revenue procedures and/or other IRS guidance issued after the date of this Designation, the Partnership is hereby authorized to, and at the direction of the General Partner shall, elect a safe harbor under which the fair market value of any LTIP Units issued after the effective date of such Regulations (or other guidance) will be treated as equal to the liquidation value of such LTIP Units (i.e., a value equal to the total amount that would be distributed with respect to such interests if the Partnership sold all of its assets for the fair market value immediately after the issuance of such LTIP Units, satisfied its liabilities (excluding any non-recourse liabilities to the extent the balance of such liabilities exceed the fair market value of the assets that secure them) and distributed the net proceeds to the holders of LTIP Units under the terms of this Agreement).  In the event that the Partnership makes a safe harbor election as described in the preceding sentence, each holder of LTIP Units hereby agrees to comply with all safe harbor requirements with respect to transfers of such LTIP Units while the safe harbor election remains effective.  In addition, upon a forfeiture of any LTIP Units by any holder, gross items of income, gain, loss or deduction shall be allocated to such holder if and to the extent required by final Regulations promulgated after the effective date of this Designation to ensure that allocations made with respect to all unvested LTIP Units are recognized under Code Section 704(b).

3.4           Revaluation of Capital Accounts.  The Partnership shall adjust Capital Accounts in accordance with Treas. Reg. §1.704-1(b)(2)(iv)(f) upon each subsequent issuance of Other LTIP Units to the extent the Partnership determines it is permitted to do so under such Regulation.

ARTICLE IV
Conversion

4.1           Conversion Right.  On and after the Full Conversion Date, the holder shall have the right to convert Vested LTIP Units to Partnership Units on a one-to-one basis by giving notice to the Partnership as provided in Section 4.3 hereof.  Prior to the Full Conversion Date, the conversion of Vested LTIP Units shall be subject to the limitation set forth in Section 4.2.

4.2           Limitation on Conversion Rights Until the Full Conversion Date.  The maximum number of Vested LTIP Units that may be converted prior to the Full Conversion Date is equal to the product of (a) the result obtained by dividing (1) the Economic Capital Account Balance of the Vested LTIP Units by (2) the Target Balance of the Vested LTIP Units, in each case determined as of the effective date of the conversion and (b) the number of Vested LTIP Units.  Immediately after each conversion of Vested LTIP Units, the aggregate Economic Capital Account Balance of the remaining Vested LTIP Units shall be equal to (a) the aggregate Economic Capital Account Balance of all of the holder’s Vested LTIP Units immediately prior to conversion, minus (b) the aggregate Economic Capital Account Balance immediately prior to conversion of the number of the holder’s Vested LTIP Units that were converted.

4.3           Exercise of Conversion Right.  In order to exercise the right to convert a Vested LTIP Unit, the holder shall give notice (a “Conversion Notice”) in the form attached hereto as Exhibit A to the General Partner not less than sixty (60) days prior to the date specified in the Conversion Notice as the effective date of the conversion (the “Conversion Date”). The conversion shall be effective as of 12:01 a.m. on the Conversion Date without any action on the part of the holder or the Partnership.  The holder may give a Conversion Notice with respect to Unvested LTIP Units, provided that such Unvested LTIP Units become Vested LTIP Units on or prior to the Conversion Date.

4.4           Exchange for Shares.  The holder may also exercise his right to exchange the Partnership Units to be received pursuant to the Conversion Notice to Shares or cash, as selected by the General Partner, in accordance with Article XI of the Partnership Agreement; provided, however, such right shall be subject to the terms and conditions of Article II of the Partnership Agreement and may not be effective until six (6) months from the date the Vested LTIP Units that were converted became fully vested.

4.5           Forced Conversion.  In addition, the General Partner may, upon not less than ten (10) days’ notice to the holder of Vested LTIP Units to convert them into Units subject to the limitation set forth in Section 4.2, and only if at the time the General Partner acts there is a one-to-one conversion right between the LTIP Units and Partnership Units for conversion, distribution and all other purposes.  The conversion shall be effective as of 12:01 a.m. on the date specified in the notice from the General Partner.

4.6           Notices.  Notices pursuant to this Article shall be given in the same manner as notices given pursuant to the Partnership Agreement.

EXHIBIT A

Conversion Notice

The undersigned hereby gives notice pursuant to Section 4.3 of the Certificate of Designation of Series CEO LTIP Units of Simon Property Group, L.P. (the “Designation”) that he elects to convert          Vested LTIP Units (as defined in the Designation) into an equivalent number of Partnership Units (as defined in the Eighth Amended and Restated Limited Partnership Agreement of Simon Property Group, L.P. (the “Partnership Agreement”)).  The conversion is to be effective on                                , 20      .

IN WITNESS WHEREOF, this Conversion Notice is given this        day of                           , 20      , to Simon Property Group, Inc. in accordance with Section 12.2 of the Partnership Agreement.